EXHIBIT 99.1

Inuvo, Inc. Retains its Listing with NYSE MKT
CONWAY, AR, June 2, 2014 -- Inuvo, Inc. (NYSE MKT: INUV), an Internet marketing and technology company that delivers targeted advertisements into websites and applications reaching desktop and mobile devices, today announced that it has received notification from the NYSE Regulation dated May 30, 2014 that the Company has now met, and as a result is in compliance with, the listing requirements of the NYSE MKT (the “Exchange”) Company Guide.
The Company had previously received notice from the Exchange on November 30, 2012, indicating that the Company was not in compliance with Section 1003(a)(iii) of the Exchange's continued listing standards.
The Exchange also indicated that, as is the case for all listed issuers, the Company’s continued listing eligibility will continue to be assessed on an ongoing basis.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT:INUV) is an Internet marketing and technology company that delivers targeted advertisements into websites and applications reaching desktop and mobile devices. To learn more about Inuvo, please visit www.inuvo.com.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Inuvo, Inc.
Wallace Ruiz, 501-205-8397
Chief Financial Officer
wallace.ruiz@inuvo.com

or

Investor Relations:
Alliance Advisors
Andrew Johnson, 212-398-3486
ajohnson@allianceadvisors.net